As filed with the Securities and Exchange Commission on August 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SEATTLE GENETICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	91-1874389
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

21823 30th Drive SE

Bothell, Washington 98021

(Address, including zip code, of Registrant’s principal executive offices)

Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan

(Full title of the plan)

Clay B. Siegall, Ph.D.

President and Chief Executive Officer

Seattle Genetics, Inc.

21823 30th Drive SE

Bothell, Washington 98021

(425) 527-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sonya F. Erickson Cooley LLP 719 Second Avenue Suite 900 Seattle, Washington 98104-7097 (206) 452-8700	Kirk D. Schumacher VP, Legal Affairs & Compliance and General Counsel Seattle Genetics, Inc. 21823 30th Drive SE Bothell, Washington 98021 (425) 527-4000	Chadwick L. Mills Cooley LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, California 94306-2155 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	7,500,000	$12.44	$93,300,000.00	$6,652.29

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on The NASDAQ Global Market on August 5, 2010, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 7,500,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s Amended and Restated 2007 Equity Incentive Plan (the “Plan”). The 5,000,000 shares of the Registrant’s Common Stock originally reserved for issuance under the Plan were registered on the Registrant’s Registration Statement on Form S-8 (File No. 333-148188), filed with the Securities and Exchange Commission on December 19, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the Commission on March 12, 2010 (the “2009 Form 10-K”);

•	the information specifically incorporated by reference into the 2009 Form 10-K from the Registrant’s definitive proxy statement on Schedule 14A, filed with the Commission on April 9, 2010;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010 and filed with the Commission on May 7, 2010;

•	the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 and filed with the Commission on August 6, 2010;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on February 12, 2010 and May 26, 2010; and

•

the description of the Registrant’s common stock contained in the Registrant’s registration statement on Form 8-A filed with the Commission on February 28, 2001, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s fourth amended and restated certificate of incorporation provides that the Registrant must indemnify its directors to the fullest extent under applicable law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors’ fiduciary duty of care to the Registrant and its stockholders. However, the Registrant’s directors may be personally liable for liability:

•	for any breach of duty of loyalty to the Registrant or to its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividends or unlawful stock repurchases or redemptions under Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper personal benefit.

In addition, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent not prohibited by Delaware law or any other applicable law, subject to limited exceptions;

•	the Registrant may indemnify its other officers, employees and other agents as set forth in Delaware law or any other applicable law;

•	the Registrant is required to advance expenses to its directors and executive officers as incurred in connection with legal proceedings against them for which they may be indemnified; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant has entered into indemnification agreements with each of its directors and certain officers. These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Delaware law, including indemnification for expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the Registrant’s request. At present, the Registrant is not aware of any pending or threatened litigation or proceeding involving any of its directors, officers, employees or agents in which indemnification would be required or permitted. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

The Investor Rights Agreement, dated July 8, 2003, between the Registrant and certain investors provides for indemnification by such investors of the Registrant and its officers and directors for certain liabilities arising under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

Exhibit Number	Description of Document

3.1	Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (1)

3.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (2)

3.3	Amended and Restated Bylaws of Seattle Genetics, Inc. (3)

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2	Specimen Common Stock Certificate (4)

4.3	Form of Common Stock Warrant (5)

4.4	Investor Rights Agreement dated July 8, 2003 among Seattle Genetics, Inc. and certain of its stockholders (1)

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

99.1	Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan (6)

99.2	Form Stock Option Agreement under 2007 Equity Incentive Plan (7)

(1)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.

(3)	Previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference.
(4)	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-1, File No. 333-50266, originally filed with the Commission on November 20, 2000, as subsequently amended, and incorporated herein by reference.
(5)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2003 and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2010 and incorporated herein by reference.
(7)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 13, 2009 and incorporated herein by reference

Item 9.	Undertakings.

1.	The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington on August 9, 2010.

SEATTLE GENETICS, INC.

By:	/s/ CLAY B. SIEGALL, PH.D.
Clay B. Siegall, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clay B. Siegall, Todd E. Simpson and Kirk D. Schumacher, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ CLAY B. SIEGALL, PH.D. Clay B. Siegall, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2010

/s/ TODD E. SIMPSON Todd E. Simpson	Chief Financial Officer (Principal Accounting and Financial Officer)	August 9, 2010

/s/ SRINIVAS AKKARAJU, M.D., PH.D. Srinivas Akkaraju, M.D., Ph.D.	Director	August 9, 2010

/s/ FELIX BAKER, PH.D. Felix Baker, Ph.D.	Director	August 9, 2010

/s/ FRANKLIN M. BERGER Franklin M. Berger	Director	August 9, 2010

/s/ DAVID W. GRYSKA David W. Gryska	Director	August 9, 2010

/s/ DANIEL F. HOTH, M.D. Daniel F. Hoth, M.D.	Director	August 9, 2010

/s/ MARC E. LIPPMAN, M.D. Marc E. Lippman, M.D.	Director	August 9, 2010

/s/ JOHN P. MCLAUGHLIN John P. McLaughlin	Director	August 9, 2010

/s/ DANIEL G. WELCH Daniel G. Welch	Director	August 9, 2010

EXHIBIT INDEX

Exhibit Number	Description of Document

3.1	Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (1)

3.2	Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Seattle Genetics, Inc. (2)

3.3	Amended and Restated Bylaws of Seattle Genetics, Inc. (3)

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3

4.2	Specimen Common Stock Certificate (4)

4.3	Form of Common Stock Warrant (5)

4.4	Investor Rights Agreement dated July 8, 2003 among Seattle Genetics, Inc. and certain of its stockholders (1)

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page hereto)

99.1	Seattle Genetics, Inc. Amended and Restated 2007 Equity Incentive Plan (6)

99.2	Form Stock Option Agreement under 2007 Equity Incentive Plan (7)

(1)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and incorporated herein by reference.
(2)	Previously filed as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and incorporated herein by reference.
(3)	Previously filed as an exhibit to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference.
(4)	Previously filed as an exhibit to Registrant’s Registration Statement on Form S-1, File No. 333-50266, originally filed with the Commission on November 20, 2000, as subsequently amended, and incorporated herein by reference.
(5)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on May 15, 2003 and incorporated herein by reference.
(6)	Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the Commission on May 26, 2010 and incorporated herein by reference.
(7)	Previously filed as an exhibit to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 13, 2009 and incorporated herein by reference.